Exhibit 1.1

EXECUTION VERSION

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2017-2B

UNDERWRITING AGREEMENT

Dated: As of September 26, 2017

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2017-2B

Underwriting Agreement

September 26, 2017

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

American Airlines, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, a Delaware trust company (“WTC”), acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated September 16, 2014 (the “Basic Agreement”), as supplemented for the Company’s Pass Through Certificates, Series 2017-2B (the “Class B Certificates”) to be purchased hereunder by a Trust Supplement No. 2017-2B (the “Class B Trust Supplement”) between the Company and the Trustee (the Basic Agreement, as supplemented by the Class B Trust Supplement being referred to herein collectively as the “Class B Trust Agreement”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) the Class B Certificates, in the aggregate face amount and with the interest rate and final expected distribution date set forth on Schedule B hereto on the terms and conditions stated herein. The Company has previously offered $544,644,000 aggregate face amount of the Company’s Pass Through Certificates, Series 2017-2AA (the “Class AA Certificates”) that were issued pursuant to a Trust Supplement No. 2017-2AA and $252,254,000 aggregate face amount of the Company’s Pass Through Certificates, Series 2017-2A (the “Class A Certificates” and, together with the Class AA Certificates and the Class B Certificates, the “Certificates”) that were issued pursuant to a Trust Supplement No. 2017-2A.

The Class B Certificates will represent interests in the Company’s 2017-2B Pass Through Trust (the “Class B Trust”), established pursuant to the Class B Trust Agreement to fund the purchase of equipment notes (the “Class B Equipment Notes”) to be issued by the Company in connection with the financing of (a) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from October 2017 to December 2017, (b) nine Boeing 737 MAX 8 aircraft newly manufactured and scheduled for delivery to American from September 2017 to April 2018, (c) three Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American from November 2017 to February 2018 and (d) fifteen Embraer ERJ 175 LR aircraft delivered new to American from October 2015 to August 2016 (each such aircraft, an “Aircraft” and collectively, the “Aircraft”). Subject to the terms and conditions of the Note Purchase Agreement (as defined below) and the relevant participation agreements between the Company and WTC, as Trustee, Loan Trustee and Subordination Agent, as amended and restated, (each, a “Participation Agreement”), the Class B Equipment Notes will be issued initially under 30 separate Indenture and Security Agreements between WTC, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto and as amended and restated on the Closing Date, an “Indenture” and, collectively, the “Indentures”).

1

A portion of the cash proceeds from the sale of the Class B Certificates by the Class B Trust will be paid to American to purchase Class B Equipment Notes relating to Aircraft in respect of which Equipment Notes have already been issued to the Class AA Trust and the Class A Trust. The remainder of the cash proceeds from the sale of the Class B Certificates by the Class B Trust will be paid to Wilmington Trust, National Association (“WTNA”), acting as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement, to be dated as of the Closing Date (as defined below), among the Escrow Agent, the Underwriters, the Trustee and WTC, as paying agent (the “Paying Agent”), for the benefit of the holders of the Class B Certificates issued by the Class B Trust (the “Escrow Agreement”). The Escrow Agent will deposit such cash proceeds (the “Deposits”) with Natixis S.A., a French société anonyme, acting through its New York Branch (the “Depositary”), in accordance with a deposit agreement, to be dated as of the Closing Date, between the Escrow Agent and the Depositary relating to the Class B Trust (the “Deposit Agreement”), and will withdraw Deposits upon request to allow the Trustee of the Class B Trust to purchase Class B Equipment Notes in respect of the Aircraft from time to time pursuant to a Note Purchase Agreement, to be amended and restated as of the Closing Date, among the Company, the Trustee, the Subordination Agent (as defined below), the Escrow Agent and the Paying Agent (the “Note Purchase Agreement”). With respect to each Class B Certificate, the Escrow Agent will issue a receipt to be attached to such Class B Certificate (each an “Escrow Receipt”) representing a fractional undivided interest of the holder of such Class B Certificate in amounts deposited with the Depositary on behalf of the Escrow Agent and will pay to such holders through the Paying Agent interest accrued on the Deposits and received by the Paying Agent pursuant to the Deposit Agreement at a rate per annum equal to the interest rate applicable to the Class B Certificates.

Certain amounts of interest payable on the Class B Certificates issued by the Class B Trust will be entitled to the benefits of a liquidity facility. National Australia Bank (the “Liquidity Provider”), and the Subordination Agent will enter into a revolving credit agreement with respect to the Class B Trust (the “Liquidity Facility”) to be dated as of the Closing Date, for the benefit of the holders of the Class B Certificates. The Liquidity Provider and the holders of the Class B Certificates will be entitled to the benefits of an Intercreditor Agreement, to be amended and restated as of the Closing Date (the “Intercreditor Agreement”), among the Trustee, the Liquidity Provider and WTC, as subordination agent and trustee thereunder (the “Subordination Agent”).

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I hereto, and the terms “you” and the “Representatives” shall mean Deutsche Bank Securities Inc. (“Deutsche Bank”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”).

Capitalized terms not otherwise defined in this underwriting agreement (this “Agreement”) shall have the meanings specified therefor in the Class B Trust Agreement or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facility, the Participation Agreements, the Indentures, the Class B Trust Agreement, the Escrow Agreement, the Deposit Agreement and the Note Purchase Agreement.

2

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-216167) relating to the Company’s pass through certificates (including the Class B Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Class B Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Class B Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Class B Certificates and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Class B Certificates.

The term “Applicable Time” shall mean 3:25 p.m. (New York Time) on September 26, 2017.

3

The terms of the public offering of the Class B Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectus identified in item 1 of Schedule A hereto, all considered together.

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.

(ii) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

4

(iii) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(iv) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (A) the most recent Annual Report on Form 10-K filed by the Company with the Commission, (B) the Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, (C) each Current Report on Form 8-K filed (not furnished) by the Company with the Commission on or after January 1, 2017 and (D) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(v) Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholder’s equity and cash flows of the Company and its consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a

5

consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus fairly presents the information called for in all material respects and is or will be prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) Independent Accountants. KPMG LLP, who audited the annual consolidated financial statements of the Company for the years ended December 31, 2016, December 31, 2015 and December 31, 2014 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(viii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(ix) Capitalization. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by American Airlines Group Inc. (“AAG”), free and clear of any recorded liens, encumbrances, equities or claims.

(x) Air Carrier Certification. The Company (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

6

(xi) Authorization of Agreements; Binding Obligations. This Agreement, the Class B Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and each Operative Document (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) to which the Company is to be a party will be at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement) duly executed and delivered by the Company. The Class B Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) duly executed and delivered by the Company at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement). Each Operative Document to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such document constitutes the legal, valid and binding obligation of each other party thereto, constitutes or will constitute, as the case may be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. When executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement, each Escrow Receipt will be legally and validly issued and will be entitled to the benefits of the Escrow Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Class B Certificates, the Class B Equipment Notes, the Escrow Receipts and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(xii) The Class B Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Class B Trust Agreement and sold and paid for as provided in this Agreement, the Class B Certificates will be validly issued pursuant to the Class B Trust Agreement and will constitute valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders of the Class B Certificates will be entitled to the benefits of the Class B Trust Agreement.

(xiii) Class B Equipment Notes are Valid and Binding Obligations. The Class B Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the holders thereof will be entitled to the benefits of the related Indentures, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

7

(xiv) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or to which any of the property or assets of the Company is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Class B Equipment Notes or the Class B Certificates; and the execution and delivery by the Company of this Agreement, the Class B Equipment Notes and the Operative Documents to which it is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement or other instrument binding upon the Company (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Class B Equipment Notes or the Class B Certificates), (ii) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of the Company, or (iii) result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in each case of this clause (iii), for such violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Class B Equipment Notes or the Class B Certificates. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.

(xv) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect.

(xvi) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.

8

(xvii) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Class B Certificates and the Class B Equipment Notes, for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Class B Equipment Notes and the Operative Documents to which the Company is, or is to be, a party or for the consummation by the Company of the transactions contemplated by this Agreement, the Class B Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (A) such as has been already obtained or made, (B) such as are required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement and (C) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and registration with the International Registry and under the Uniform Commercial Code as in effect in Delaware.

(xviii) Investment Company Act. The Company is not, nor upon the issuance and sale of the Class B Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will the Class B Trust or the escrow arrangements relating to the Class B Trust contemplated by the Escrow Agreement be required to register as an “investment company” as defined in the 1940 Act. In making the foregoing determination, the Class B Trust is relying upon the exemption from registration set forth in Rule 3a-7 under the 1940 Act, although additional exemptions or exclusions may be available to the Class B Trust.

(xix) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business,

9

the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(xxi) Internal Controls. The Company maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements, and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(xxii) Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xxiii) No Unlawful Payments. Neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (4) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or

10

other unlawful payments. The Company has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.

(xxiv) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxv) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xxvi) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(xxvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

11

(xxviii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix) Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Class B Certificates hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx) Appraiser Independence. None of Aircraft Information Services, Inc., BK Associates Inc. and Morten Beyer & Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers is connected to the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(b) The Depositary represents and warrants to, and agrees with, each Underwriter and the Company that:

(i) Registration Statement and Prospectus. The information pertaining to the Depositary set forth under the caption “Description of the Deposit Agreements—Depositary” (collectively, the “Depositary Information”) in the General Disclosure Package and the Final Prospectus, as amended and supplemented, does not contain any untrue statement of a material fact.

(ii) Existence; Corporate Power and Authority. The Depositary is a société anonyme validly existing under the laws of France and is duly licensed to conduct banking business in the State of New York through its New York Branch, with corporate power and authority and legal right to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreements.

12

(iii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreements and for the consummation of the transactions contemplated herein and therein, except such as may have been obtained.

(iv) Due Authorization. The execution and delivery by the Depositary of this Agreement and the Deposit Agreements and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

(v) Execution and Delivery. This Agreement has been duly executed and delivered by the Depositary, and the Deposit Agreements will be duly authorized, executed and delivered by the Depositary on or prior to the Closing Time.

(vi) Execution and Delivery of Deposit Agreement. The Deposit Agreements, when duly authorized, executed and delivered by the Depositary, assuming that such Deposit Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, the Escrow Agent, will constitute the legal, valid and binding obligations of the Depositary, enforceable in accordance with their terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii) Payment of the Deposits. Payments of interest and principal in respect of the Deposits are not subject under the laws of France or any political subdivision thereof to any withholdings or similar charges or deductions.

(viii) Absence of Proceedings. There are no pending or, to the knowledge of the Depositary, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under the Deposit Agreements or (ii) would call into question or challenge the validity of the Deposit Agreements or the enforceability of the Deposit Agreements in accordance with the terms thereof, nor is it in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under the Deposit Agreements.

(c) The parties hereto agree that any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

13

2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Class B Certificates set forth opposite the name of such Underwriter in Schedule I hereto. Concurrently with the issuance of the Class B Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Class B Certificates.

(b) Payment of the purchase price for, and delivery of, the Class B Certificates (with attached Escrow Receipts) shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representatives, or as shall otherwise be provided in Section 7 hereof (such date being herein called the “Closing Date” and such time being herein called the “Closing Time”). Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or transfer of other immediately available funds against delivery to the account of Deutsche Bank at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Class B Certificates. Such Class B Certificates (with attached Escrow Receipts) shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as the Representatives may request in writing at least two full business days before the Closing Time. The certificates representing such Class B Certificates (with attached Escrow Receipts), which may be in temporary form, will be made available for examination and packaging by the Representatives at the location or locations at which they are to be delivered at the Closing Time not later than 10:00 A.M. on the business day prior to the Closing Time.

(c) The Company will pay to Deutsche Bank at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or transfer of other immediately available funds.

3. Covenants. The Company covenants with each Underwriter as follows:

(a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the face amount of the Class B Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the face amount of the Class B Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Class B Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of

14

the Class B Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Class B Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Class B Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class B Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Class B Certificates). Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class B Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

15

(e) The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Class B Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Class B Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g) The Company shall use the proceeds received by it from the sale of the Class B Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”

(h) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Class B Certificates to be eligible for clearance and settlement through the facilities of DTC.

(i) The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Class B Certificates is required to be delivered, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Class B Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

16

(k) Between the date of this Agreement and the Closing Time, the Company will not, without the Representatives’ prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Certificates and the American Airlines Pass Through Certificates, Series 2016-3B) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(l) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Class B Certificates remain unsold by the Underwriters, the Company will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Class B Certificates, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Class B Certificates, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Class B Certificates to continue as contemplated in the expired registration statement relating to the Class B Certificates. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

The Representatives agree that in the aggregate, the Class B Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Class B Certificates agree that the Class B Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Class B Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

17

(b) At the Closing Time, the Underwriters shall have received:

(1) Opinions and a negative assurance letter, each dated as of the Closing Date, of Latham & Watkins LLP, as counsel for the Company, each in form and substance reasonably satisfactory to the Representatives.

(2) An opinion, dated as of the Closing Date, from Morris James LLP, counsel for (i) WTC, individually, and as Subordination Agent, Trustee and Loan Trustee and (ii) WTNA, as Escrow Agent, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit A hereto.

(3) An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit B hereto.

(4) An opinion, dated as of the Closing Date, from King & Wood Mallesons, special Australian counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit C hereto.

(5) An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit D hereto.

(6) An opinion, dated as the Closing Date, from in-house counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit E hereto.

(7) An opinion and a negative assurance letter, each dated as of the Closing Date, from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, each in form and substance reasonably satisfactory to the Representatives.

(c) At the Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct with the same force and effect as though made at such Closing Time and (iii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Moody’s Investors Service, a division of Moody’s Corp. nor Fitch Ratings, Inc. shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

18

(e) Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from KPMG LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f) At the Closing Time, each of the Intercreditor Agreement, the Liquidity Facility, the Class B Trust Agreement, the Escrow Agreement, the Deposit Agreement and the Note Purchase Agreement shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and the Underwriters shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Date, to such effect.

(g) Promptly after the execution of this Agreement and also at the Closing Time, each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the respective date of delivery thereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(h) The Class B Certificates shall have received ratings equal to or higher than the ratings indicated in the free writing prospectus identified as Item 2 in Schedule A hereto from the nationally recognized statistical rating organizations named therein.

(i) On the Closing Date, the Depositary shall have furnished to the Underwriters a certificate of the Depositary, signed by an officer of the Depositary, dated as of the applicable date, to the effect that the representations and warranties of the Depositary contained in Section 1(b) hereof are true and correct with the same force and effect as though made on such Closing Date.

(j) The Company shall have furnished to the Underwriters and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(7) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

19

(k) The Company shall have obtained a Ratings Confirmation, as defined in the Intercreditor Agreement) in respect of the Class AA Certificates and the Class A Certificates.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Underwriters and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

5. Payment of Expenses. The Company shall, upon demand, pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Class B Certificates, the Class B Equipment Notes, the Operative Documents, any Underwriter’s Questionnaire or related matters, the Blue Sky Survey and any Legal Investment Survey by the Underwriters’ counsel, (iii) expenses relating to the issuance and delivery of the Class B Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Class B Certificates under state securities laws in accordance with Section 3(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustee, the Escrow Agent, the Paying Agent and the Depositary, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Class B Certificates, (viii) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Class B Certificates (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (ix) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Class B Certificates, (x) certain reasonable fees and expenses of counsel for the Underwriters, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Class B Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Class B Equipment Notes and the Operative Documents and each of the other agreements and instruments referred to therein.

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall, upon demand, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

20

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (or any amendment thereto) or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or (b) made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package,

21

any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of the information separately in writing identified to the Company; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 6(a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 6 who are parties to such action in addition to one local counsel in each jurisdiction), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party

22

is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) hereof and the proviso in Section 6(b) hereof effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Class B Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Class B Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Class B Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Class B Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages

23

and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class B Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Class B Certificates set forth opposite their respective names in Schedule I hereto and not joint.

7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Class B Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Class B Certificates specified to be purchased by each of them in Schedule I hereto bears to the aggregate face amount of Class B Certificates to be purchased by all the remaining Underwriters) the Class B Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Class B Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Class B Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Class B Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

24

8. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter, its affiliates, their respective directors and officers or any controlling person of either and shall survive delivery of any Class B Certificates to the Underwriters.

9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Class B Certificates or enforce contracts for the sale of the Class B Certificates, or (iii) if trading in the securities of AAG or the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.

10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I hereto or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.

11. Certain Matters Relating to Certain Underwriters.

(a) Due to certain restrictions imposed under the U.S. Bank Holding Company Act, ICBC Standard Bank Plc (“ICBC”) shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Class B Certificates that may be offered or sold by other Underwriters in the United States of America; provided that the foregoing shall not in any way limit ICBC’s commitment to purchase Class B Certificates pursuant to this Agreement. ICBC hereby represents, warrants and agrees that it shall offer, sell and otherwise distribute Class B Certificates constituting its allotment solely outside the United States of America.

(b) Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding between the Company and Standard Chartered Bank (“Standard Chartered”) or the Company and ICBC, each of the Company, Standard Chartered

25

and ICBC acknowledges that any liability of any EEA Financial Institution (as defined below) arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority (as defined below) and agrees and consents to, and acknowledges and agrees to be bound by:

(i)	the application of any write-down or conversion powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable by such EFA Financial Institution; and

(ii)	the effects of any Bail-in Action (as defined below) on any such liability, including, if applicable:

(x)	a reduction, in full or in part, of any such liability;

(y)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(z)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

“Bail-in Action” means the application of any write-down or conversion powers by an EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“EEA Financial Institution” means (1) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, including ICBC and Standard Chartered, (2) any entity established in an EEA Member Country which is a parent of an institution described in clause (1) of this definition, or (3) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (1) or (2) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives,

26

any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Class B Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Class B Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Class B Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising AAG or the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or its affiliates and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries or affiliates with respect thereto. Any review by any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

15. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) The Company agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

27

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

18. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

19. Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Class B Certificates, represents the entire agreement among the Company and the Underwriters with respect to the subject matter hereof.

28

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

AMERICAN AIRLINES, INC.

By:	/s/ Derek J. Kerr
Name: Derek J. Kerr
Title: Executive Vice President and Chief Financial Officer

[Underwriting Agreement Signature Page]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written:

DEUTSCHE BANK SECURITIES INC.

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum Title: Managing Director

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove Title: Managing Director

[Underwriting Agreement Signature Page]

CREDIT SUISSE SECURITIES (USA) LLC

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Alan Kral
Name: Alan Kral Title: Director

[Underwriting Agreement Signature Page]

NATIXIS, S.A., acting through its New York Branch
As Depositary

By:	/s/ Lily Cheung
Name: Lily Cheung
Title: Executive Director

By:	/s/ Vinh Nguyen
Name: Vinh Nguyen
Title: Director

[Underwriting Agreement Signature Page]

SCHEDULE A

to

Underwriting

Agreement

Schedule of Issuer Free Writing Prospectuses

1.	A first Issuer Free Writing Prospectus, dated September 26, 2017, containing the terms of the Class B Certificates (substantially in the form of Schedule C hereto).

2.	A second Issuer Free Writing Prospectus, used on September 26, 2017, containing the investor presentation of the Company.

SCHEDULE B

to

Underwriting

Agreement

Class of Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class B Certificates	$220,723,000	3.70%	October 15, 2025

SCHEDULE C

to

Underwriting

Agreement

American Airlines, Inc.

$220,723,000

2017-2 Pass Through Trusts

Pass Through Certificates, Series 2017-2B

Pricing Term Sheet, dated September 26, 2017 to the preliminary prospectus supplement dated September 26, 2017 (as supplemented, the “Preliminary Prospectus Supplement”) of American Airlines, Inc. (“American”).

The information herein supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Securities:	Class B Pass Through Certificates, Series 2017-2B (“Class B Certificates”)

Amount:	$220,723,000

Price to Public:	100%

CUSIP:	02377D AA0

ISIN:	US02377DAA00

Coupon/Stated Interest Rate:	3.70%

Make-Whole Spread Over Treasuries:	0.30%

Available Amount under the Liquidity Facilities at April 15, 2018[1]:	$12,250,127

Initial “Maximum Commitment” under the Liquidity Facilities:	$12,476,981

Underwriters’ Purchase Commitments:
Deutsche Bank Securities Inc.	$44,146,000
Credit Suisse Securities (USA) LLC	$44,146,000
Goldman Sachs & Co. LLC	$44,145,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$8,026,000
Barclays Capital Inc.	$8,026,000
Citigroup Global Markets Inc.	$8,026,000
ICBC Standard Bank Plc	$8,026,000

[1]	The first Regular Distribution Date to occur after all Aircraft are expected to have been financed pursuant to this offering.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Standard Chartered Bank

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

$ 8,026,000 $ 8,026,000 $ 8,026,000 $ 8,026,000 $ 8,026,000 $ 8,026,000 $ 8,026,000

Underwriting Commission:	$ 2,207,230

Concession to Selling Group Members:	0.50%

Discount to Brokers/Dealers:	0.25%

Settlement:	October 5, 2017 (T+7), the seventh business day after the date hereof

The issuer has filed a registration statement (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

SCHEDULE I

to

Underwriting

Agreement

AMERICAN AIRLINES, INC.

Face Amount of Class B Certificates
Deutsche Bank Securities Inc.	$44,146,000
Credit Suisse Securities (USA) LLC	$44,146,000
Goldman Sachs & Co. LLC	$44,145,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$8,026,000
Barclays Capital Inc.	$8,026,000
Citigroup Global Markets Inc.	$8,026,000
ICBC Standard Bank Plc	$8,026,000
J.P. Morgan Securities LLC	$8,026,000
Morgan Stanley & Co. LLC	$8,026,000
BNP Paribas Securities Corp.	$8,026,000
Credit Agricole Securities (USA) Inc.	$8,026,000
Standard Chartered Bank	$8,026,000
SMBC Nikko Securities America, Inc.	$8,026,000
U.S. Bancorp Investments, Inc.	$8,026,000

Total	$220,723,000

All notices to the Underwriters shall be sent to the Representatives as follows:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: LCD-IBD

SCHEDULE II

to

Underwriting

Agreement

AMERICAN AIRLINES, INC.

Underwriting fees, discounts, commissions or other compensation: $ 2,207,230

Closing date, time and location:	10:00 A.M. on October 5, 2017 at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022

EXHIBIT A

FORM OPINION OF MORRIS JAMES LLP

[            ], 2017

To Each of the Parties Listed

on Schedule A Attached Hereto

Re: American Airlines, Inc. Pass Through Certificates, Series 2017-2B

Ladies and Gentlemen:

We have acted as counsel to (i) Wilmington Trust Company, a Delaware trust company (in its individual capacity, “WTC”; in its capacity as Subordination Agent, Paying Agent, Pass Through Trustee or Loan Trustee, the “Trustee”), and (ii) Wilmington Trust, National Association (in its individual capacity, “WTNA”; in its capacity as Escrow Agent, the “Escrow Agent”), a national banking association, in connection with the transactions contemplated by a Pass Through Trust Agreement, dated as of September 16, 2014, between WTC, as Pass Through Trustee, and American Airlines, Inc. (“American”) (the “Basic Agreement”), as supplemented by one Pass Through Trust Supplement, dated as of the date hereof, (a “Trust Supplement” and, together with the Basic Agreement, as so supplemented, the “Pass Through Trust Agreement”). This opinion is furnished pursuant to Section 4(b)(2) of the Class B Underwriting Agreement, dated [            ], 2017 (the “Underwriting Agreement”), among American, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as Representatives of the Underwriters named therein and the Depositary. Capitalized terms used herein and not otherwise defined are used as defined in the Underwriting Agreement, except that reference herein to any document shall mean such document as in effect as of the date hereof.

We have examined executed counterparts of the following documents:

(a)	the Pass Through Trust Agreement;

(b)	the Intercreditor Agreement;

(c)	the Participation Agreement as amended by the First Amendment to Participation Agreement with respect thereto for each Aircraft (as defined in the Note Purchase Agreement);

(d)	the Escrow Agreement;

(e)	the Deposit Agreement;

(f)	the Note Purchase Agreement and all form aircraft financing documents attached thereto;

(g)	the Liquidity Facility;

(h)	the Equipment Notes being issued today and authenticated by the Loan Trustee (the “Funded Aircraft Equipment Notes”);

(i)	the Indenture for each Aircraft (as defined in the Note Purchase Agreement) each as supplemented by that certain Indenture Supplement each as listed on Exhibit A hereto, each dated as of the date indicated on Exhibit A (collectively, the “Existing Indentures”), as amended by the First Amendment thereto, dated as of [ ], 2017 (each, an “Indenture Amendment” and each Indenture, as amended by the related Indenture Amendment, an “Indenture”), between the Company and the Loan Trustee (the documents listed in (a) through (i) are collectively referred to herein as the “Transaction Documents”);

(j)	the Underwriting Agreement;

(k)	(1) the Registration Statement on Form S-3 (Registration No. 333-216167-01), filed by American under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission on February 22, 2017, including the exhibits thereto and the documents filed by American with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference therein and also including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, (2) the base prospectus dated February 22, 2017 related to pass through certificates included in the Registration Statement, (3) the preliminary prospectus supplement of American dated [ ], 2017, relating to the Pass Through Certificates, Series 2017-2B (the “Certificates”) in the form filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, (4) the free writing prospectuses identified in Section A to the Underwriting Agreement, and (5) the final prospectus supplement of American dated [ ], 2017, relating to the Certificates in the form filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (collectively, the “Prospectus”); and

(l)	the Certificates (with attached Escrow Receipts) being issued today in definitive form.

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1. WTC is a trust company duly organized and validly existing in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform its obligations under, in its individual capacity, or as Trustee, as the case may be, the Transaction Documents and the Certificates. WTC is a “citizen of the United States” as defined in 49 U.S.C. § 40102.

2. Each of the Transaction Documents has been duly authorized, executed and delivered by WTC in its individual capacity, or as Trustee, as the case may be, and constitutes the legal, valid and binding obligation of WTC in its individual capacity, or as Trustee, as the case may be, enforceable against WTC in its individual capacity, or as Trustee, as the case may be, in accordance with its terms. The Pass Through Trust Agreement is a legal, valid and binding obligation of American, enforceable against American in accordance with its terms.

3. WTC, solely in its capacity as Trustee, has duly authorized, issued, executed and delivered the Certificates to the holders thereof pursuant to the terms and provisions of the Pass Through Trust Agreement; the Certificates are duly authorized, legal, valid and binding obligations of the Class B Trust (as defined in the Intercreditor Agreement), enforceable against the Class B Trust in accordance with their terms and the terms of the Pass Through Trust Agreement and are entitled to the benefits of the Pass Through Trust Agreement.

4. The execution, delivery and performance by the Trustee or WTC, as the case may be, of the Transaction Documents to which it is a party, the authentication by the Trustee of the Funded Aircraft Equipment Notes and the consummation by the Trustee or WTC, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or bylaws of WTC, of any law, governmental rule or regulation of the State of Delaware or the United States governing the trust powers of WTC or, to our knowledge, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement, or instrument to which WTC is a party or by which it is bound or, to our knowledge, any judgment or order applicable to WTC.

5. No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware governing the trust powers of WTC is required for the execution, delivery or performance by WTC in its individual capacity, or as Trustee, as the case may be, of the Transaction Documents or the Certificates.

5. Neither the execution, delivery or performance by WTC in its individual capacity, or as Trustee, as the case may be, of the Transaction Documents or the Certificates, nor compliance with the terms and provisions thereof, conflicts with the charter or bylaws of WTC or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of Delaware governing the trust powers of WTC or, to our knowledge, any order, writ, injunction or decree of any court or governmental authority against WTC or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage, contract or other agreement or instrument to which WTC is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

6. Assuming that the Class B Trust will not be taxable as corporations, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the United States Internal Revenue Code of 1986, as amended (the “Code”), or as a partnership under Subchapter K of the Code, (i) the Class B Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificateholders (as defined in the Basic Agreement) that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

7. The statements set forth under the caption “Certain Delaware Taxes” in the Prospectus, insofar as such statements purport to constitute summaries of Delaware tax law and regulations or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects.

8. No taxes, fees or other charges (other than taxes payable by WTC on or measured by any compensation received by WTC for its services as Trustee) are required to be paid by the Trustee or the Class B Trust created by the Pass Through Trust Agreement under the laws of the State of Delaware, or any political subdivision thereof, in connection with the execution, delivery or performance of the Transaction Documents to which the Trustee is party and the Funded Aircraft Equipment Notes, which taxes, fees or other charges would not be require d to be paid if WTC were not a Delaware trust company and did not perform its obligations as Trustee under the Pass Through Trust Agreement in the State of Delaware.

9. To our knowledge, there are no proceedings pending or threatened against or affecting WTC in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Class B Trust or question the right, power and authority of WTC in its individual capacity, or as Trustee, as the case may be, to enter into or perform its obligations under the Transaction Documents or which would call into question or challenge the validity of any of the Transaction Documents or the enforceability thereof.

10. Each of the Equipment Notes (as defined in the Note Purchase Agreement) to be delivered to and registered in the name of the Subordination Agent pursuant to the Participation Agreements, the Indentures (each as defined in the Intercreditor Agreement), the Note Purchase Agreement and the Intercreditor Agreement will be held by the Subordination Agent in trust as trustee for the Class B Trustee under the Pass Through Trust Agreement on behalf of the Certificateholders of the Class B Trust.

11. Each of the Funded Aircraft Equipment Notes have been duly and validly authenticated by the Trustee in accordance with the applicable Indenture and will be held by the Subordination Agent in trust as trustee for the Trustee under the Pass Through Trust Agreement on behalf of the Certificateholders of the Class B Trust.

12. WTNA is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to execute, deliver and perform its obligations under, in its individual capacity, or as Escrow Agent, as the case may be, the Transaction Documents.

13. Each of the Transaction Documents has been duly authorized, executed and delivered by WTNA in its individual capacity, or as Escrow Agent, as the case may be, and constitutes a legal, valid and binding obligation of WTNA in its individual capacity, or as Escrow Agent, as the case may be, enforceable against WTNA in its individual capacity, or as Escrow Agent, as the case may be, in accordance with its terms.

14. No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking and trust powers of WTNA is required for the execution, delivery or performance by WTNA in its individual capacity, or as Escrow Agent, as the case may be, of the Transaction Documents.

15. Neither the execution, delivery or performance by WTNA in its individual capacity, or as Escrow Agent, as the case may be, of the Transaction Documents, nor compliance with the terms and provisions thereof, conflicts with the charter or bylaws of WTNA or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the State of Delaware or the United States governing the banking and trust powers of WTNA or, to our knowledge, any order, writ, injunction or decree of any court or governmental authority against WTNA or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage, contract or other agreement or instrument to which WTNA is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware, the federal laws of the United States of America governing the trust powers of WTC and the federal laws of the United States of America governing the banking and trust powers of WTNA, except that we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WTC), (iii) the Federal Communications Act of 1934, as amended, (iv) state securities or blue sky laws, or (v) laws, rules and regulations applicable to the particular nature of the equipment acquired by American. Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

C. We have assumed the due authorization, execution and delivery by each of the parties thereto (other than WTC in its individual capacity, or as Trustee, as the case may be, or WTNA in its individual capacity, or as Escrow Agent, as the case may be) of the Transaction Documents, and that each of such parties has the full power, authority and legal right to execute, deliver and perform each such document.

D. We have assumed that all signatures (other than those of WTC in its individual capacity, or as Trustee, as the case may be, or WTNA in its individual capacity, or as Escrow Agent, as the case may be) on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

E. The opinions expressed in paragraph 9 above regarding any pending litigation or court order with respect to the Trusts are limited solely to our search as of the date hereof of public records of the Chancery Court of the State of Delaware in and for New Castle County, the Superior Court of the State of Delaware in and for New Castle County and the United States District Court for the District of Delaware.

F. We have not participated in the preparation of any offering materials with respect to the Certificates and assume no responsibility for their contents.

G. In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of WTC or WTNA in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

This opinion may be relied upon by you in connection with the matters set forth herein. We also consent to the reliance upon this opinion as to matters of Delaware law by Latham & Watkins LLP and Milbank, Tweed, Hadley & McCloy LLP as if it were addressed to them, in rendering their opinions to you of even date herewith. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

MML/mag

SCHEDULE A

American Airlines, Inc.

Wilmington Trust Company

Wilmington Trust, National Association

Fitch Ratings, Inc.

Moody’s Investors Service, Inc.

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

[            ]

National Australia Bank Limited, as Liquidity Provider

Natixis S.A., acting through its New York Branch, as Depositary

EXHIBIT A2

No.	Aircraft (Reg. No.)	Manufacturer Serial Number	Aircraft Type	Indenture and Security Agreement	Indenture Supplement
1	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

2	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

3	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

4	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

5	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

6	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

7	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

8	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

9	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

10	N			Indenture and Security Agreement (N ), dated [ ]	Indenture Supplement (N ) No. 1, dated [ ]

[2]	TABLE TO BE UPDATED

EXHIBIT B

FORM OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP, SPECIAL NEW YORK

COUNSEL TO THE LIQUIDITY PROVIDER

[    ], 2017

To the Addressees Listed on

Exhibit A Attached Hereto

Re:	Liquidity Facility relating to American Airlines Pass Through Trust 2017-2

Ladies and Gentlemen:

We have acted as special New York (the “State”) counsel to National Australia Bank Limited (“NAB”), in connection with the negotiation, execution and delivery of (i) the Revolving Credit Agreement (2017-2B) dated as of [    ], 2017 (the “Class B Liquidity Facility”) by and between NAB, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2017-2B (the “Class B Trust”), as Borrower under the Class B Liquidity Facility and, (ii) the Amended and Restated Intercreditor Agreement (2017-2) dated as of [ ], 2017 (the “Intercreditor Agreement”, and together with the Class B Liquidity Facility, the “Opinion Documents”) among Wilmington Trust Company, not in its individual capacity but solely as Trustee of the American Airlines Pass Through Trust 2017-2AA, American Airlines Pass Through Trust 2017-2A and the Class B Trust, NAB, as the Class AA Liquidity Provider, the Class A Liquidity Provider and the Class B Liquidity Provider, and Wilmington Trust Company, as Subordination Agent.

Except as otherwise noted herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Opinion Documents, or by reference therein. In our capacity as special counsel to NAB, we have examined each of the Opinion Documents.

On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Opinion Documents constitute the valid and legally binding agreements of NAB, enforceable against NAB in accordance with their respective terms.

2. The execution, delivery and performance by NAB of the Opinion Documents and the consummation of the transactions contemplated therein do not and will not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America or the State.

3. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America or the State is required for the due execution, delivery and performance by NAB of the Opinion Documents, as the case may be, other than administrative and ministerial filings which NAB is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

Our opinions are subject to the following qualifications and limitations:

(a) Our opinions are subject to and limited by the effect of (i) any applicable bankruptcy, fraudulent conveyance and transfer, moratorium, insolvency, reorganization, receivership, conservatorship, arrangement and other laws affecting and relating to the rights of creditors generally; (ii) general equitable principles; (iii) requirements of reasonableness, good faith, materiality and fair dealing; (iv) generally applicable rules of law that may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (B) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract, and (v) additionally, in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, or a requirement that an indemnity provision will not be read to impose obligations upon indemnitors which are neither disclosed at the time of its execution nor reasonably within the scope of its terms and overall intention of the parties at the time of its making, (B) waivers, Sections 9-602 and 9-603 of the Uniform Commercial Code as in effect at any time in the State (the “UCC”), (C) indemnities, waivers and exculpatory provisions, public policy and (D) restrictions on, or remedies in the event of, assignment or transfer of rights or interests or the creation, attachment, perfection or enforcement of security interests, Sections 9-401(b), 9-406, 9-407, 9-408 and 9-409 of the UCC.

(b) We express no opinion with respect to the enforceability of (A) any consent to jurisdiction clause or waiver of inconvenient forum clause, insofar as any such clause relates to federal courts (except as to the personal jurisdiction thereof); (B) any waiver of trial by jury clause insofar as such clause is sought to be enforced in a federal court, (C) any forum-selection clause, (D) any choice of venue clause, i.e., requiring actions to be commenced in a particular court in a particular jurisdiction, or (E) any waiver of sovereign immunity clause to the extent such clause purports to apply to immunity acquired after the date of the execution of the Opinion Documents.

(c) In giving our opinions 2 and 3, we have, without independent investigation or verification, relied in part on the opinion dated the date hereof and addressed to you by King & Wood Mallesons, attached hereto as Exhibit B.

In rendering our opinions:

(i) We have, without independent verification, relied, with respect to factual matters, statements and conclusions, on certificates and statements of governmental officials and of individuals identified to us as officials of NAB and on the representations and warranties made by NAB in the Opinion Documents.

(ii) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

(iii) We have assumed the accuracy, completeness and authenticity of all original certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of natural persons.

(iv) We have assumed that (A) NAB (1) is duly incorporated or organized, validly existing and in good standing under the laws of the Commonwealth of Australia and (2) has the corporate power and has taken all necessary action to authorize it to execute and deliver, and to perform its obligations under, and has duly executed and delivered, each of the Opinion Documents; (B) the execution, delivery and performance by NAB of the Opinion Documents do not and will not (1) violate or conflict with, result in a breach of, constitute a default under, (aa) the organizational documents of NAB, (bb) any agreement or instrument to which NAB or any of its affiliates is a party or by which NAB or any of its affiliates or any of their respective properties may be bound, (cc) any authorization, consent, approval (including without limitation all foreign exchange control approvals) or license (or the like) of, or exemption (or the like) from, any governmental unit, agency, commission, department or other authority granted to or otherwise applicable to NAB or any of its affiliates or any of their respective properties (each a “Governmental Approval”) (other than the Governmental Approvals that are the subject of our opinion in paragraph 3 above), (dd) any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority made by or otherwise applicable to NAB or any of its affiliates or any of their respective properties (each a “Governmental Registration”) (other than the Governmental Registrations that are the subject of our opinion in paragraph 3 above), (ee) any order, decision, judgment or decree that may be applicable to NAB or any of its affiliates or any of their respective properties or (ff) any law (other than the federal law of the United States of America and the law of the State, each as in effect on the date hereof), or (2) require any Governmental Approval or any Governmental Registration (other than the Governmental Approvals and Governmental Registrations that are the subject of our opinion in paragraph 3 above); (C) all parties to the transactions contemplated in the Opinion Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Opinion Documents; and (D) there are no agreements, instruments, understanding or negotiations between the parties not set forth in the Opinion Documents that would modify the terms or rights and obligations of the parties thereunder.

(v) We have assumed that the Opinion Documents constitute (subject to the same qualifications as are contained in subparagraph (A) of the immediately preceding paragraph above) the valid, legally binding and enforceable agreements of the parties thereto under all applicable law (other than, in the case of NAB, the federal law of the United States of America and the law of the State).

(vi) We have assumed that there exists no provision of any law (other than federal law of the United States of America and the law of the State) which would adversely affect the enforceability of the Opinion Documents.

(vii) We have assumed that the choice of law of the State as the governing law of the Opinion Documents would not result in a violation of an important public policy of another state or country having greater contacts with the transactions contemplated by the Opinion Documents other than the State.

We express no opinion as to the law of any jurisdiction other than the law of the State (excluding the securities and blue sky laws of such State, as to which we express no opinion) and the federal law of the United States of America (excluding the federal securities laws, customs laws and international trade laws as to which we express no opinion), in each case that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to transactions of the type reflected in the Opinion Documents and not including any law that is part of a regulatory regime applicable to specific assets or business of any party to any of the Opinion Documents (other than the laws that are the subject of our opinions in paragraphs 2 and 3) and not including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State.

This opinion speaks only as of the date hereof. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.

This opinion is rendered by us as special counsel for NAB solely for your benefit in connection with the transaction referred to herein and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person without our prior written consent, except that this letter may be disclosed to (a) legal counsel of the persons listed on Exhibit A hereto and (b) others insofar as it relates to the income tax treatment or tax structure of the transaction.

Very truly yours,

EXHIBIT A

American Airlines, Inc.

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, as Paying Agent and as Pass Through Trustee

National Australia Bank Limited

Natixis S.A., acting through its New York Branch, as Depositary

Wilmington Trust, National Association, as Escrow Agent

Fitch Ratings, Inc.

Moody’s Investors Service, Inc.

[Additional Addressees to be provided.]

EXHIBIT B

26 September 2017

To	Wilmington Trust Company (as Loan Trustee, Subordination Agent and Pass Through Trustee and Paying Agent) (“WTC”) Rodney Square North 1100 North Market Street Wilmington, Delaware 19890

And	Each party listed in the Schedule (“Addressees”)

National Australia Bank Limited (“The Company”)

Class B Liquidity Facility relating to American Airlines, Inc. Pass Through Certificates Series 2017-2B

(“Facility”)

We refer to the Facility in respect of which we have acted as legal advisers to the Company in the Commonwealth of Australia (“Australia”) (the “Relevant Jurisdiction”).

This opinion relates only to the laws of the Relevant Jurisdiction and is given on the basis that it will be construed in accordance with the laws of the State of New South Wales. We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 3) factual matters.

Where we have referred in this opinion to our state of knowledge in connection with any circumstance, transaction or other matter, save as expressly otherwise indicated, our knowledge relates only to the actual state of knowledge as at the date of this opinion of John Canning (a partner of King & Wood Mallesons), and Tim Nelmes (employee of King & Wood Mallesons) (“Acting Persons”).

1	Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Facility:

(a)	the Revolving Credit Agreement (2017-2B) dated on or about the date of this opinion (“Class B Liquidity Facility”) between the Company as Liquidity Provider, and WTC, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2017-2B, as Borrower under the Class B Liquidity Facility;

(b)	the Amended and Restated Intercreditor Agreement (2017-2) dated on or about the date of this opinion (the “Intercreditor Agreement”) among the Company, as Liquidity Provider, and WTC, not in its individual capacity but solely as Subordination Agent and as Trustee for each of the Trusts.

(c)	the power of attorney (“Power of Attorney”) given by the Company dated 1 March 2007; and

(d)	letter dated 27 March 2017 evidencing the appointment of Daniel Carr as a Tier 2 Attorney of the Company.

In this opinion the expression “Documents” means the documents referred to in paragraph 1(a) to 1(c) and “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally. Except as otherwise noted herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Intercreditor Agreement.

2	Assumptions

We have assumed:

(a)	the authenticity of all signatures, seals, duty stamps and markings;

(b)	that:

(i)	the Power of Attorney and all authorisations specified above remain in full force and effect; and

(ii)	all authorisations required for any party (other than the Company) to enter into the Documents have been obtained and remain in full force and effect;

(c)	the completeness, and conformity to originals, of all documents submitted to us;

(d)	that the Documents have been or will be duly authorised and executed by the parties to them (other than the Company) and constitute valid, binding and enforceable obligations of all the parties to them under all relevant laws (including the laws of the Relevant Jurisdiction);

(e)	that each of the assumptions set out in section 129 of the Corporations Act 2001 of Australia (“Corporations Act”) is correct in relation to the Documents, the Power of Attorney and the Company;

(f)	that where a Document is executed outside Australia the formalities for execution required by the law of the place of execution have been or will be complied with;

(g)	that any person purporting to sign a Document as an attorney of the Company was a person appointed under the Power of Attorney;

(h)	that the obligations assumed by the Company under the Documents are in its best interests and for the purposes of its business;

(i)	immediately following execution of the Documents the Company was solvent;

(j)	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(k)	that the Company does not enter into any Document in the capacity of a trustee of any trust;

(l)	that no transaction in connection with the Documents constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act;

(m)	that no party has contravened or will contravene the prohibitions on related party transactions in sections 208 or 209 of the Corporations Act by entering into any Document or a transaction in connection with any Document;

(n)	that the Code of Banking Practice does not apply to the Documents;

(o)	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, illegal, misleading or deceptive or likely to mislead or deceive;

(p)	that there are no facts not evident from the face of the documents listed in paragraph 1 which might make any part of this opinion incorrect;

(q)	that all factual matters stated in the documents described in paragraph 1 are true, correct and accurate at all relevant times; and

(r)	all information provided to us for the purpose of conducting searches and making registrations is correct and complete as at the date of those searches and registrations and as at the date of this opinion.

We have not taken any steps to verify the assumptions stated above and assume, with respect to each addressee of this opinion, that that addressee does not know or suspect that any of those assumptions is incorrect. However, without making specific enquiries beyond the steps which are stated in this opinion, none of the Acting Persons has actual knowledge as at the date of this opinion that any of those assumptions is incorrect.

3	Searches

We have examined an extract of company information for the Company obtained from the Australian Securities and Investments Commission (“ASIC”) in Sydney as at 9:34am local time on 25 September 2017. We assume that the extract of company information accurately reflects the information provided by the Company to ASIC.

We have also conducted a search of the insolvency notices website maintained by ASIC at 9:40am local time on 25 September 2017 to determine if any notices have been published in relation to the Company.

These records are not necessarily complete or up to date and we have not made any other searches.

4	Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)	the Company is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

(b)	the Company has:

(i)	the corporate power to enter into the relevant Power of Attorney and each Document to which it is a party and to observe its obligations under them; and

(ii)	taken all corporate action required on its part to authorise the execution, delivery and observance of its obligations under them;

(c)	each of the Documents to which the Company is a party has been duly executed by or on behalf of it;

(d)	the execution and delivery by or on behalf of the Company of the Documents and the observance of its obligations under them has not violated and will not contravene:

(i)	any law in force in the Relevant Jurisdiction; or

(ii)	its constitution; and

(e)	no authorisation is necessary under the laws in force in the Relevant Jurisdiction for the Company to enter into the Documents and observe obligations under them.

5	Qualifications

This opinion is subject to the following qualification.

We express no opinion as to:

(a)	the legality, validity, binding nature or enforceability of the provisions of the Documents;

(b)	whether the Company in entering into, performing or observing its obligations under the Document, is or will be complying with, or is or will be required to do or not to do anything by, the prudential standards, prudential regulations or any directions made by the Australian Prudential Regulation Authority or under the Banking Act.

(c)	any of the following:

(i)	any proposal to introduce or change a law, or any pending change in law;

(ii)	any law which has been enacted and has not commenced, or if it has commenced, has not started to apply;

(iii)	any pending judgment, or the possibility of an appeal from a judgment, of any court; or

(iv)	the implications of any of them.

6	Benefit

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters. This opinion is provided to you for your benefit in connection with the Documents and is addressed to you personally and may not, without our prior written consent, be:

(a)	relied on by another person:

(i)	other than by your permitted successors or assigns; and

(ii)	Pillsbury Winthrop Shaw Pittman LLP in connection with their opinion of even date being delivered in connection with the transactions contemplated by the Documents

(b)	disclosed; or

(c)	filed with a government or other agency or quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the laws of the Relevant Jurisdiction which are in force at 9am local time on the date of this letter and we have no obligation to update it.

Yours faithfully

Schedule

National Australia Bank Limited (as Liquidity Provider)

American Airlines, Inc. (as Owner)

Wilmington Trust, National Association (as Escrow Agent)

Natixis S.A, acting through its New York Branch (as Depositary)

Wilmington Trust Company (as Subordination Agent and Trustee)

Fitch Ratings, Inc.

Moody’s Investors Service, Inc.

Pillsbury Winthrop Shaw Pittman LLP

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

ICBC Standard Bank Plc

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Standard Chartered Bank

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

EXHIBIT C

FORM OPINION OF KING & WOOD MALLESONS, SPECIAL AUSTRALIAN COUNSEL TO

THE LIQUIDITY PROVIDER

26 September 2017

To	Wilmington Trust Company (as Loan Trustee, Subordination Agent and Pass Through Trustee and Paying Agent) (“WTC”) Rodney Square North 1100 North Market Street Wilmington, Delaware 19890

And	Each party listed in the Schedule (“Addressees”)

National Australia Bank Limited (“The Company”)

Class B Liquidity Facility relating to American Airlines, Inc. Pass Through Certificates Series 2017-2B (“Facility”)

We refer to the Facility in respect of which we have acted as legal advisers to the Company in the Commonwealth of Australia (“Australia”) (the “Relevant Jurisdiction”).

This opinion relates only to the laws of the Relevant Jurisdiction and is given on the basis that it will be construed in accordance with the laws of the State of New South Wales. We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 3) factual matters.

Where we have referred in this opinion to our state of knowledge in connection with any circumstance, transaction or other matter, save as expressly otherwise indicated, our knowledge relates only to the actual state of knowledge as at the date of this opinion of John Canning (a partner of King & Wood Mallesons), and Tim Nelmes (employee of King & Wood Mallesons) (“Acting Persons”).

1	Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Facility:

(a)	the Revolving Credit Agreement (2017-2B) dated on or about the date of this opinion (“Class B Liquidity Facility”) between the Company as Liquidity Provider, and WTC, not in its individual capacity but solely as Subordination Agent and as agent and trustee for the trustee of the American Airlines Pass Through Trust 2017-2B, as Borrower under the Class B Liquidity Facility;

(b)	the Amended and Restated Intercreditor Agreement (2017-2) dated on or about the date of this opinion (the “Intercreditor Agreement”) among the Company, as Liquidity Provider, and WTC, not in its individual capacity but solely as Subordination Agent and as Trustee for each of the Trusts.

(c)	the power of attorney (“Power of Attorney”) given by the Company dated 1 March 2007; and

(d)	letter dated 27 March 2017 evidencing the appointment of Daniel Carr as a Tier 2 Attorney of the Company.

In this opinion the expression “Documents” means the documents referred to in paragraph 1(a) to 1(c) and “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally. Except as otherwise noted herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Intercreditor Agreement.

2	Assumptions

We have assumed:

(a)	the authenticity of all signatures, seals, duty stamps and markings;

(b)	that:

(i)	the Power of Attorney and all authorisations specified above remain in full force and effect; and

(ii)	all authorisations required for any party (other than the Company) to enter into the Documents have been obtained and remain in full force and effect;

(c)	the completeness, and conformity to originals, of all documents submitted to us;

(d)	that the Documents have been or will be duly authorised and executed by the parties to them (other than the Company) and constitute valid, binding and enforceable obligations of all the parties to them under all relevant laws (including the laws of the Relevant Jurisdiction);

(e)	that each of the assumptions set out in section 129 of the Corporations Act 2001 of Australia (“Corporations Act”) is correct in relation to the Documents, the Power of Attorney and the Company;

(f)	that where a Document is executed outside Australia the formalities for execution required by the law of the place of execution have been or will be complied with;

(g)	that any person purporting to sign a Document as an attorney of the Company was a person appointed under the Power of Attorney;

(h)	that the obligations assumed by the Company under the Documents are in its best interests and for the purposes of its business;

(i)	immediately following execution of the Documents the Company was solvent;

(j)	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(k)	that the Company does not enter into any Document in the capacity of a trustee of any trust;

(l)	that no transaction in connection with the Documents constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act;

(m)	that no party has contravened or will contravene the prohibitions on related party transactions in sections 208 or 209 of the Corporations Act by entering into any Document or a transaction in connection with any Document;

(n)	that the Code of Banking Practice does not apply to the Documents;

(o)	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, illegal, misleading or deceptive or likely to mislead or deceive;

(p)	that there are no facts not evident from the face of the documents listed in paragraph 1 which might make any part of this opinion incorrect;

(q)	that all factual matters stated in the documents described in paragraph 1 are true, correct and accurate at all relevant times; and

(r)	all information provided to us for the purpose of conducting searches and making registrations is correct and complete as at the date of those searches and registrations and as at the date of this opinion.

We have not taken any steps to verify the assumptions stated above and assume, with respect to each addressee of this opinion, that that addressee does not know or suspect that any of those assumptions is incorrect. However, without making specific enquiries beyond the steps which are stated in this opinion, none of the Acting Persons has actual knowledge as at the date of this opinion that any of those assumptions is incorrect.

3	Searches

We have examined an extract of company information for the Company obtained from the Australian Securities and Investments Commission (“ASIC”) in Sydney as at 9:34am local time on 25 September 2017. We assume that the extract of company information accurately reflects the information provided by the Company to ASIC.

We have also conducted a search of the insolvency notices website maintained by ASIC at 9:40am local time on 25 September 2017 to determine if any notices have been published in relation to the Company.

These records are not necessarily complete or up to date and we have not made any other searches.

4	Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)	the Company is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

(b)	the Company has:

(i)	the corporate power to enter into the relevant Power of Attorney and each Document to which it is a party and to observe its obligations under them; and

(ii)	taken all corporate action required on its part to authorise the execution, delivery and observance of its obligations under them;

(c)	each of the Documents to which the Company is a party has been duly executed by or on behalf of it;

(d)	the execution and delivery by or on behalf of the Company of the Documents and the observance of its obligations under them has not violated and will not contravene:

(i)	any law in force in the Relevant Jurisdiction; or

(ii)	its constitution; and

(e)	no authorisation is necessary under the laws in force in the Relevant Jurisdiction for the Company to enter into the Documents and observe obligations under them.

5	Qualifications

This opinion is subject to the following qualification.

We express no opinion as to:

(a)	the legality, validity, binding nature or enforceability of the provisions of the Documents;

(b)	whether the Company in entering into, performing or observing its obligations under the Document, is or will be complying with, or is or will be required to do or not to do anything by, the prudential standards, prudential regulations or any directions made by the Australian Prudential Regulation Authority or under the Banking Act.

(c)	any of the following:

(i)	any proposal to introduce or change a law, or any pending change in law;

(ii)	any law which has been enacted and has not commenced, or if it has commenced, has not started to apply;

(iii)	any pending judgment, or the possibility of an appeal from a judgment, of any court; or the implications of any of them.

6	Benefit

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters. This opinion is provided to you for your benefit in connection with the Documents and is addressed to you personally and may not, without our prior written consent, be:

(a)	relied on by another person:

(i)	other than by your permitted successors or assigns; and

(ii)	Pillsbury Winthrop Shaw Pittman LLP in connection with their opinion of even date being delivered in connection with the transactions contemplated by the Documents

(b)	disclosed; or

(c)	filed with a government or other agency or quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the laws of the Relevant Jurisdiction which are in force at 9am local time on the date of this letter and we have no obligation to update it.

Yours faithfully

Schedule

National Australia Bank Limited (as Liquidity Provider)

American Airlines, Inc. (as Owner)

Wilmington Trust, National Association (as Escrow Agent)

Natixis S.A, acting through its New York Branch (as Depositary)

Wilmington Trust Company (as Subordination Agent and Trustee)

Fitch Ratings, Inc.

Moody’s Investors Service, Inc.

Pillsbury Winthrop Shaw Pittman LLP

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

ICBC Standard Bank Plc

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Standard Chartered Bank

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

EXHIBIT D

FORM OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP, SPECIAL NEW

YORK COUNSEL TO THE DEPOSITARY

[ ], 2017 To the Addressees Listed on Exhibit A Attached Hereto

Re:	Deposit Agreement relating to American Airlines Pass Through Trusts 2017-2

Ladies and Gentlemen:

We have acted as special New York (the “State”) counsel to Natixis S.A. (“Natixis”), acting through its New York Branch (“Natixis New York”) in connection with the negotiation, execution and delivery of (i) the Deposit Agreement (Class B) dated as of [    ], 2017 (the “Class B Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”) and Natixis New York, as Depositary (the “Depositary”), and (ii) the Indemnity Agreement dated as of [    ], 2017 (the “Indemnity Agreement”, and together with the Class B Deposit Agreement, the “Opinion Documents”) between American Airlines, Inc. and the Depositary. This opinion is delivered to you at the request of our client.

Except as otherwise noted herein, all capitalized terms used herein shall have the respective defined meanings set forth in the Opinion Documents, or by reference therein. For purposes of this opinion, “Banking Business” means the business of buying, selling, paying or collecting bills of exchange, or of issuing letters of credit or of receiving money for transmission or transmitting the same by draft, check, cable or otherwise, or of making loans, or of receiving deposits. In our capacity as counsel to Natixis New York, we have examined each of the Opinion Documents.

On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Opinion Documents constitute the valid and legally binding agreements of Natixis, enforceable against Natixis in accordance with their respective terms.

2. The execution, delivery and performance by Natixis New York of the Opinion Documents and the consummation of the transactions contemplated therein do not and will not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America or the State.

3. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America or the State is required for the due execution, delivery and performance by Natixis New York of the Opinion Documents, as the case may be, other than administrative and ministerial filings which Natixis New York is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

4. Natixis New York has the power and authority under the laws of the State and the federal law of the United States of America to execute, deliver and perform its duties under the Opinion Documents.

5. The Superintendent of Banks of the State has authorized Natixis through the issuance of a license, which is effective as of the date hereof, to maintain Natixis New York as a branch in the State for the purpose of carrying on a Banking Business in the State.

Our opinions are subject to the following qualifications and limitations:

(a) Our opinions are subject to and limited by the effect of (i) any applicable bankruptcy, fraudulent conveyance and transfer, moratorium, insolvency, reorganization, receivership, conservatorship, arrangement and other laws affecting and relating to the rights of creditors generally; (ii) general equitable principles; (iii) requirements of reasonableness, good faith, materiality and fair dealing; (iv) generally applicable rules of law that may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (B) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract, and (v) additionally, in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, or a requirement that an indemnity provision will not be read to impose obligations upon indemnitors which are neither disclosed at the time of its execution nor reasonably within the scope of its terms and overall intention of the parties at the time of its making, (B) waivers, Sections 9-602 and 9-603 of the Uniform Commercial Code as in effect at any time in the State (the “UCC”), (C) indemnities, waivers and exculpatory provisions, public policy and (D) restrictions on, or remedies in the event of, assignment or transfer of rights or interests or the creation, attachment, perfection or enforcement of security interests, Sections 9-401(b), 9-406, 9-407, 9-408 and 9-409 of the UCC.

(b) We express no opinion with respect to the enforceability of (A) any consent to jurisdiction clause or waiver of inconvenient forum clause, insofar as any such clause relates to federal courts (except as to the personal jurisdiction thereof); (B) any waiver of trial by jury clause insofar as such clause is sought to be enforced in a federal court, (C) any forum-selection clause, or (D) any choice of venue clause, i.e., requiring actions to be commenced in a particular court in a particular jurisdiction.

(c) In giving our opinions 2, 3, 4 and 5, we have, without independent investigation or verification, relied in part on (i) the representation of internal counsel to Natixis New York that it is not subject to any judgments, orders or other administrative actions specifically applicable to it (and not to banks and financial institutions generally), that would affect such opinions, (ii) a certificate from the office of the Superintendent of Banks of the State, dated [ ], 2017, attached hereto as Exhibit B, and (iii) the opinion dated the date hereof and addressed to you by Christian Le Hir, Chief Legal Officer of Natixis, attached hereto as Exhibit C.

In rendering our opinion:

(i) We have, without independent verification, relied, with respect to factual matters, statements and conclusions, on certificates and statements of governmental officials and of individuals identified to us as officials of Natixis and on the representations and warranties made by Natixis New York in the Opinion Documents.

(ii) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

(iii) We have assumed the accuracy, completeness and authenticity of all original certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of natural persons.

(iv) We have assumed that (A) Natixis (1) is duly incorporated or organized, validly existing and in good standing under the laws of France and (2) has the corporate power and has taken all necessary action to authorize it to execute and deliver, and to perform its obligations under, and has duly executed and delivered, each of the Opinion Documents; (B) the execution, delivery and performance by Natixis New York of the Opinion Documents do not and will not (1) violate or conflict with, result in a breach of, constitute a default under, (aa) the organizational documents of Natixis, (bb) any agreement or instrument to which Natixis or any of its affiliates is a party or by which Natixis or any of its affiliates or any of their respective properties may be bound, (cc) any authorization, consent, approval (including without limitation all foreign exchange control approvals) or license (or the like) of, or exemption (or the like) from, any governmental unit, agency, commission, department or other authority granted to or otherwise applicable to Natixis or any of its affiliates or any of their respective properties (each a “Governmental Approval”) (other than the Governmental Approvals that are the subject of our opinion in paragraphs 2 and 3 above), (dd) any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority, including without limitation the central bank of France, made by or otherwise applicable to Natixis or any of its affiliates or any of their respective properties (each a “Governmental Registration”) (other than the Governmental Registrations that are the subject of our opinion in paragraphs 2 and 3 above), (ee) any order, decision, judgment or decree that may be applicable to Natixis or any of its affiliates or any of their respective properties or (ff) any law (other than the federal law of the United States of America and the law of the State, each as in effect on the date hereof), or (2) require any Governmental Approval or any Governmental Registration (other than the Governmental Approvals and Governmental Registrations that are the subject of our opinion in paragraphs 2 and 3 above, which we assume have been or will be obtained); (C) all parties to the transactions contemplated in the Opinion Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Opinion Documents; and (D) there are no agreements, instruments, understanding or negotiations between the parties not set forth in the Opinion Documents that would modify the terms or rights and obligations of the parties thereunder.

(v) We have assumed that the Opinion Documents constitute (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph above) the valid, legally binding and enforceable agreements of the parties thereto under all applicable law (other than, in the case of Natixis, the federal law of the United States of America and the law of the State).

(vi) We have assumed that there exists no provision of any law (other than federal law of the United States of America and the law of the State) which would adversely affect the enforceability of the Opinion Documents.

(vii) We have assumed that the choice of law of the State as the governing law of the Opinion Documents would not result in a violation of an important public policy of another state or country having greater contacts with the transactions contemplated by the Opinion Documents other than the State.

We express no opinion as to the law of any jurisdiction other than the law of the State (excluding the securities and blue sky laws of such State, as to which we express no opinion) and the federal law of the United States of America (excluding the federal securities laws, customs laws and international trade laws as to which we express no opinion), in each case that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to transactions of the type reflected in the Opinion Documents and not including any law that is part of a regulatory regime applicable to specific assets or business of any party to any of the Opinion Documents (other than the laws that are the subject of our opinions in paragraphs 2, 3, 4 and 5) and not including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State.

This opinion speaks only as of the date hereof. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.

This opinion is rendered by us as counsel for Natixis New York solely for your benefit in connection with the transaction referred to herein and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person without our prior written consent, except that this letter may be disclosed to (a) legal counsel of the persons listed on Exhibit A hereto, (b) others insofar as it relates to the income tax treatment or tax structure of the transaction and (c) any governmental or regulatory entities or as required by law.

Very truly yours,

EXHIBIT A

American Airlines, Inc.

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, as Paying Agent and as Pass Through Trustee

[National Australia Bank Limited, as Liquidity Provider]

Natixis S.A.

Wilmington Trust, National Association, as Escrow Agent

Fitch Ratings, Inc.

Moody’s Investors Service, Inc.

[Additional Addressees to be provided.]

EXHIBIT B

[To be inserted.]

EXHIBIT C

[To be inserted.]

EXHIBIT E

FORM OPINION OF IN-HOUSE COUNSEL TO THE DEPOSITARY

Legal Department Reference : Tel : ### Fax : ### Email : ###

[ ], 2017 To the Addressees Listed on Exhibit A Attached Hereto

I am Chief Legal Officer of Natixis S.A. (“NATIXIS”), whose head office is located in Paris, France.

In that capacity, I have been asked to render the legal opinion stated in this letter in respect of the entry by NATIXIS (acting through the Branch (as defined below)) into the Transaction Documents (as defined below).

I.	Documents reviewed

In connection with the opinion hereinafter expressed, I have reviewed a copy of (i) the Deposit Agreement (Class B) dated as of [ ], 2017 (the “Class B Deposit Agreement”) between Wilmington Trust, National Association, not in its individual capacity but solely as Escrow Agent (the “Escrow Agent”) and NATIXIS, acting through its New York Branch (the “Branch”), as Depositary (the “Depositary”) and (ii) the Indemnity Agreement dated as of [ ], 2017 (the “Indemnity Agreement”, and together with the Class B Deposit Agreement, the “Transaction Documents”) between American Airlines, Inc. and the Depositary.

In addition I have examined certain corporate documents of NATIXIS and such other documents relating to NATIXIS as I have deemed necessary and appropriate for the purpose of giving this opinion.

This opinion is limited to French law and is given on the basis that it will be governed by and construed in accordance with French law.

The opinions expressed herein are limited to and given on the basis and upon matters of, the laws of France as in effect on the date hereof. I have not made any investigation of the laws of any jurisdiction outside of France as a basis for this opinion and I do not express or imply any opinion with respect to matters governed by, or to be determined on the basis of, any laws of any jurisdiction other than the laws of France.

Terms and expressions which are defined in the Transaction Documents and not otherwise defined herein have the same respective meanings where used in this letter.

II.	Assumptions

In giving the opinions set forth below, I have assumed that:

(i)	There is nothing in New York law or the law of any other jurisdiction (other than France), which affects the matters addressed by this opinion. The opinions expressed herein are limited to and given on the basis and upon matters of, the laws of France as in effect at the date hereof. I have not made any investigation of the laws of any jurisdiction outside of France as a basis for this opinion and I do not express or imply any opinion with respect to matters governed by, or to be determined on the basis of, any laws of any jurisdiction other than the laws of France. I have assumed that there is nothing in the laws of any jurisdiction or place outside France which affects this opinion.

(ii)	Each party to the Transaction Documents (other than NATIXIS) is duly incorporated and validly existing under the laws of the place of its incorporation.

(iii)	Insofar as any obligation falls to be performed in any jurisdiction outside France, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.

(iv)	The Transaction Documents and all instruments, documents and agreements with respect thereto are within the capacity and power of, and have been or will be duly authorised, executed and delivered by each of the parties thereto (other than NATIXIS).

(v)	Neither the execution nor the performance of the Transaction Documents by each of the parties thereto (other than NATIXIS) violates or conflicts with any provision of such party’s constitutional documents.

(vi)	The signatures of the Transaction Documents are genuine.

(vii)	All such instruments, documents and agreements submitted to NATIXIS as originals are authentic and if submitted as a copy or telecopy of specimen instruments, documents and agreements, or executed copies, conform to the originals and are complete, accurate and true copies.

(viii)	Each of the Transaction Documents constitutes the legal, valid and binding obligation of all parties thereto (other than NATIXIS with respect to French law), enforceable against them in accordance with its terms under the law by which such Transaction Documents are expressed to be governed.

III.	Opinion

Based upon the foregoing and subject to the qualifications set forth herein and matters of fact, documents or events not disclosed to me, I am of the opinion that:

(i)	NATIXIS is a company duly organised as a société anonyme (public limited company) existing under French law and duly registered with the Paris Commercial and Companies Registry and duly licensed as établissement de crédit (credit institution) subject to the French Monetary and Financial Code authorized in France by the Autorité de Contrôle Prudentiel et de Résolution.

(ii)	NATIXIS has the corporate power and authority, acting through the Branch, to execute, deliver and perform its obligations under the Transaction Documents, and such execution, delivery and performance of the Transaction Documents have been duly authorized by NATIXIS, acting through the Branch. The execution and performance by NATIXIS (acting through the Branch) of the Transaction Documents will not violate the terms of and will not be contrary to its constitutional documents.

(iii)	The Transaction Documents have been duly executed and delivered by NATIXIS, acting through the Branch, and as far as French law is concerned, the contractual obligations incurred by virtue of such execution and delivery of the Transaction Documents constitute legal, valid and binding obligations of NATIXIS (acting through the Branch) enforceable in accordance with their terms.

(iv)	The obligations of NATIXIS acting through the Branch under the Transaction Documents will rank at least pari passu with all other unsecured and unsubordinated obligations of NATIXIS.

(v)	To the best of my knowledge, there are no pending actions, suits or proceedings against NATIXIS or the Branch which if adversely determined (i) would materially and adversely affect NATIXIS’ ability, acting through the Branch, to perform its obligations under the Transaction Documents or (ii) would render the Transaction Documents invalid or unenforceable.

(vi)	No authorization, consent or approval of any court or governmental authority of France or other regulatory agency or authority of France specific to the Transaction is required for the execution, delivery or performance of the Transaction Documents by NATIXIS, acting through the Branch. NATIXIS’ execution and performance of the Transaction Documents will not violate any French law, rule or regulation pertaining to NATIXIS, including the Branch.

(vii)

It is not necessary in order to ensure the legality, validity and enforceability of the obligations of NATIXIS, acting through the Branch, under the Transaction Documents, that the Transaction Documents be filed, registered, recorded or enrolled with any public office or elsewhere in France or that any official action be taken in France, or that any instrument relating thereto be signed, delivered, filed, registered, recorded or notarised in any public office or elsewhere in France, or that any stamp duty or similar tax or charge be paid in France, or that any other action whatsoever be taken in France.

(viii)	The choice of New York law as the law governing the Transaction Documents is valid under French law and a court in France would uphold such choice of law in a suit on the Transaction Documents brought in a court of France.

(ix)	The courts of France will give effect to a final and conclusive judgement (the “Foreign Judgement”) obtained against NATIXIS in the courts of the State of New York or a court of the United States District Court located in the Borough of Manhattan in New York City (the “Foreign Court”), for the payment of money in connection with the Transaction Documents, provided in particular that:

(a)	the law applied by the Foreign Court was the law which would have been designated as such under French rules of conflicts of laws;

(b)	the Foreign Court had jurisdiction to render the Foreign Judgement under the French rules of private international law;

(c)	the procedure followed by the Foreign Court does not conflict with principles of due process applied in France or with French rules of public order or policy; and

(d)	the Foreign Judgement is not tainted with fraud and is not incompatible to an earlier judgement ruled or rendered by a French court on the same matter.

(x)	In any proceeding taken in France in relation to the Transaction Documents, NATIXIS will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

IV.	Qualifications

The foregoing opinions are subject to the following qualifications:

(i)	The enforcement of a foreign judgment in France or the commencement of proceedings in France are subject to the French laws of civil procedure and enforcement, which, inter alia without limitation, will require the translation of foreign language documents into the French language by an official sworn translator (“traducteur assermenté”) and might decide on the costs to be borne by the parties otherwise than as contemplated in any contract or judgment. Such rules shall not be discriminatory against foreign parties to such enforcement or other proceedings.

(ii)	Under French law, notwithstanding the law elected by the parties as governing the Transaction Documents:

(a)	French law will apply insofar as it is the mandatory legal framework irrespective of the governing law of the Transaction Documents;

(b)	the choice of law may not be relevant to the determination of proprietary issues and in rem rights (such as those relating to security interest) and any enforcement against French assets may be subject to substantive and procedural French law and to the jurisdiction of French courts;

(c)	in insolvency proceedings, the law governing those proceedings may override the law governing the contract. In the case of French bankruptcy proceedings, French law will govern the rights and duties arising therefrom including the limitations imposed on the rights of creditors as a result of such proceedings, and the competent French court will not recognise the jurisdiction of a foreign court in respect of such proceedings; and

(d)	such elected law to govern the Transaction Documents would be upheld as a valid and binding choice of law under French private international law in any action or proceeding before a competent French court provided that the relevant contents of New York law is duly proved in any such action or proceeding and that it is not held to be contrary to the French international public policy (“ordre public international”).

(iii)	I express no opinion as to the availability, under French law or before a French court, of the remedy of specific performance (“exécution en nature”) and remedies other than those culminating in a judgement for the payment of money.

(iv)	Enforcement of the obligations of NATIXIS may be subject to a statutory limitation of the time within which such proceedings may be brought.

The opinions herein are expressed as at the date hereof with no duty on the part of the undersigned to inform the parties hereto of any subsequent change in fact or law, or both, which would affect the accuracy of such opinion.

This opinion is solely for your benefit and your legal advisors (but in that capacity only) and may not be relied upon or used by or delivered to, any other person without my prior written approval except that this opinion may be delivered to, but not relied on by, any governmental regulatory agencies having jurisdiction over any addressee of this opinion or as required by any order of, or in connection with any proceeding of, any court or governmental authority.

Furthermore, this opinion is issued in France and is being rendered by the signing in-house counsel in his capacity as an employee of NATIXIS acting as a representative of NATIXIS. Consequently, this opinion is exclusively issued by NATIXIS and the undersigned shall have no personal liability hereunder.

Yours sincerely

Christian Le Hir
Chief Legal Officer

EXHIBIT A

American Airlines, Inc.

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, as Paying Agent and as Pass Through Trustee

[National Australia Bank Limited, as Liquidity Provider]3

Wilmington Trust, National Association, as Escrow Agent

Fitch Ratings, Inc.

Moody’s Investors Service, Inc.

Pillsbury Winthrop Shaw Pittman LLP

[Additional addressees to be provided.]

[3]	Replace with new LP if NAB is not LP.